   [ROCHESTER MEDICAL LOGO]                                FOR IMMEDIATE RELEASE
                                                         AFTER 3:00 P.M., C.S.T.
                                                                  APRIL 21, 2003
--------------------------------------------------------------------------------

              ROCHESTER MEDICAL CORPORATION REPORTS RECORD RESULTS

Stewartville, April 21, 2003 - Rochester Medical Corporation (NASDAQ: ROCM) today announced operating results for its second quarter ending March 31, 2003.

The Company reported record sales of $3,718,000 for the quarter compared to $2,553,000 for the second quarter of last year. It also reported net income of $142,000 or $.03 per share compared to a net loss of $523,000 or ($.10) per share for the second quarter of last year. The 46% overall increase in revenues resulted from increased sales to private label customers and increased sales of Rochester Medical Brand products. The increase in net income was due primarily to increased contribution from higher sales.

Company CEO and President Anthony J. Conway said, "We had a good second quarter. Sales of our base products continue to show solid growth, and I am particularly pleased with the strength of the initial market interest and the acceptance of our advanced antibacterial and hydrophilic catheters. These devices feature technical advancements that provide patients with significantly improved convenience, ease of use, comfort, and protection. Through our global branded and private label distribution network we expect sales of these highly differentiated offerings to accelerate as we move forward. We also anticipate steady growth in sales of our base products."

Conway added, "Rochester Medical Corporation also continues in discussions exploring new strategic business and marketing relationships for our products and technologies that could help spur additional future growth."

He concluded, "I am pleased with our recent results. I believe the Company is firmly on track. I look forward to continued growth with expanding opportunities ahead."

The immediately preceding statement contains forward-looking statements that involve risks and uncertainties, including the uncertainty of gaining acceptance of the anti- infection catheters and hydrophilic catheters in the marketplace, the uncertainty of new product introductions, the uncertainty of gaining new strategic relationships, the uncertainty of timing of private label sales revenues (particularly international customers), FDA and other regulatory review and response times, as well as other risk factors listed from time to time in the Company's SEC reports and filings, including, without limitation, the section entitled "Risk Factors" in the Company's Annual report on Form 10-K (Part II, Item 6) for the year ended September 30, 2002.

Rochester Medical Corporation develops, manufactures, and markets latex-free disposable medical catheters and devices for urological and continence care applications. The Company markets under its own Rochester Medical(R) brand and under private label arrangements.

For further information, please contact Anthony J. Conway, President and Chief Executive Officer of Rochester Medical Corporation at (507) 533-9600. For product information on the FemSoft Insert call 1-800-FEMSOFT. More information about Rochester Medical is available on its website at http://www.rocm.com.

Rochester Medical Corporation
Press Release - F03 Second Quarter
page 2 of 3


                            CONDENSED BALANCE SHEETS

                                                                     March 31,             September 30,
                                                                       2003                     2002
                                                                -------------------      -------------------
                      Assets

        Current Assets
          Cash and equivalents                                   $         520,626        $         411,618
          Marketable securities                                          4,036,386                4,052,389
          Accounts receivable                                            2,226,531                1,905,442
          Inventories                                                    3,681,869                3,577,931
          Prepaid expenses and other assets                                473,378                  218,183
                                                                -------------------      -------------------

                    Total current assets                                10,938,790               10,165,563

        Property and equipment                                           8,803,558                9,261,525
        Intangible assets                                                  207,845                  209,078
                                                                -------------------      -------------------

                                                                 $      19,950,193        $      19,636,166
                                                                ===================      ===================

       Liabilities and Stockholders' Equity

        Current liabilities:
          Accounts payable                                       $         511,723        $         633,934
          Accrued expenses                                                 789,005                  908,301
          Short-term debt                                                        -                        -
          Deferred Revenue                                                 100,000                  100,000
          Current Maturities of Capital Leases                               4,626                        -
                                                                -------------------      -------------------

                    Total current liabilities                            1,405,354                1,642,235

        Long-term debt                                                           -                        -
          Deferred Revenue                                                 800,000                  850,000
          Long-term portion of Capital Leases                               22,206                        -

        Stockholders' equity                                            17,722,633               17,143,931
                                                                -------------------      -------------------

                                                                 $      19,950,193        $      19,636,166
                                                                ===================      ===================

Rochester Medical Corporation
Press Release - F03 Second Quarter
page 3 of 3


                        SUMMARY STATEMENTS OF OPERATIONS


                                                             Three months ended                      Six months ended
                                                                  March 31,                              March 31,
                                                     ------------------------------------   ------------------------------------
                                                          2003                2002               2003                2002
                                                     ---------------     ----------------   ----------------   -----------------

Sales                                                 $   3,718,203       $    2,553,431     $    7,256,860     $     4,879,863

Cost of sales                                             2,374,590            1,900,925          4,714,429           3,651,983
                                                     ---------------     ----------------   ----------------   -----------------

Gross profit                                              1,343,613              652,506          2,542,431           1,227,880
     Gross profit %                                             36%                  26%                35%                 25%

Costs and expense:
     Marketing and selling                                  526,890              481,609          1,077,928           1,017,663
     Research and development                               213,089              243,064            419,972             433,559
     General and administrative                             504,319              501,955            926,683             953,253
                                                     ---------------     ----------------   ----------------   -----------------

Total operating expenses                                  1,244,298            1,226,628          2,424,583           2,404,475
                                                     ---------------     ----------------   ----------------   -----------------

Income/(Loss) from operations                                99,315             (574,122)           117,848          (1,176,595)

Other income (expense)
     Interest income - Net                                   42,255               51,345             84,880             109,406
                                                     ---------------     ----------------   ----------------   -----------------

Net Income/(Loss)                                     $     141,570       $     (522,777)    $      202,728     $    (1,067,189)
                                                     ===============     ================   ================   =================


Earnings per common share - Basic & Diluted           $        0.03       $        (0.10)    $         0.04     $         (0.20)
                                                     ===============     ================   ================   =================

Shares in per share
     computation Basic                                    5,361,008            5,328,500          5,345,826           5,328,500
                                                     ===============     ================   ================   =================

Shares in per share
     computation Diluted                                  5,619,962            5,328,500          5,572,935           5,328,500
                                                     ===============     ================   ================   =================